Exhibit 3.1

AMENDED & RESTATED BYLAWS
OF
OCCAM NETWORKS, INC.

As Amended and Restated January 13, 2009

ARTICLE I

OFFICES

Section 1.               REGISTERED OFFICE.

The registered office of Occam Networks, Inc. shall be fixed in the corporation’s certificate of incorporation, as the same may be amended from time to time.

Section 2.               OTHER OFFICES.

The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.               PLACE OF MEETINGS.

All meetings of the stockholders for the election of directors shall be held at such place as may be fixed from time to time by the Board of Directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.  Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.  The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a)(2) of the Delaware General Corporation Law (the “DGCL”).  In the absence of any such designation or determination, stockholders’ meetings shall be held at the corporation’s principal executive office.

Section 2.               ANNUAL MEETING.

Annual meetings of stockholders shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.  At each annual meeting, the stockholders shall elect directors to succeed those directors whose terms expire in that year and shall transact such other business as may properly be brought before the meeting.

Section 3.               NOTICE OF ANNUAL STOCKHOLDERS’ MEETINGS.

Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 4.               LIST OF STOCKHOLDERS ENTITLED TO VOTE.

The officer who has charge of the stock ledger of the corporation shall prepare and make available, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  The corporation shall not be required to include electronic mail addresses or other electronic contact information on such list.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held or on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 5.               SPECIAL MEETING.

(i)    A special meeting of the stockholders, other than those required by statute, may be called at any time by the Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board, Chairman of the Board, Chief Executive Officer or President (in the absence of a chief executive officer), but a special meeting may not be called by any other person or persons.  For purposes of these Bylaws, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.  The Board of Directors acting pursuant to a resolution adopted by a majority of the Whole Board may cancel, postpone or reschedule any previously scheduled special meeting at any time, before or after the notice for such meeting has been sent to the stockholders.

(ii)   The notice of a special meeting shall include the purpose for which the meeting is called.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Whole Board, Chairman of the Board, Chief Executive Officer or President (in the absence of a chief executive officer).  Nothing contained in this Section 5 shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

Section 6.               NOTICE OF SPECIAL STOCKHOLDERS’ MEETINGS.

Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not fewer than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

Section 7.               CONDUCT OF BUSINESS

The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of business.

Section 8.               QUORUM; ADJOURNED MEETING.

The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders, except as otherwise provided by law, the certificate of incorporation or these Bylaws.

If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairman of the meeting, or (ii) the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

When a meeting is adjourned to another time or place, unless these Bylaws otherwise require, notice need not be given of the adjourned meeting if the time, place if any thereof, and the means of remote communications if any by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 9.               VOTING.

The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section 4 of Article VI of these Bylaws, subject to Section 217 (relating to voting rights of fiduciaries, pledgors and joint owners of stock) and Section 218 (relating to voting trusts and other voting agreements) of the DGCL.

Except as may be otherwise provided in the certificate of incorporation or these Bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

Except as otherwise required by law, the certificate of incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Except as otherwise required by law, the certificate of incorporation or these Bylaws, directors shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Where a separate vote by a class or series or classes or series is required, in all matters other than the election of directors, the affirmative vote of the majority of shares of such class or series or classes or series present in person or represented by proxy at the meeting shall be the act of such class or series or classes or series, except as otherwise provided by law, the certificate of incorporation or these Bylaws.

Section 10.             PROXIES.

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law and filed with the secretary of the corporation, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.  The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL.

Section 11.             ADVANCE NOTICE OF DIRECTOR NOMINATION.

(i)    Advance Notice of Director Nominations at Annual Meetings.  Notwithstanding anything in these Bylaws to the contrary, only persons who are nominated in accordance with the procedures set forth in this Section 11(i) shall be eligible for election or re-election as directors at an annual meeting of stockholders.  Nominations of persons for election to the Board of Directors of the corporation shall be made at an annual meeting of stockholders only (A) by or at the direction of the Board of Directors or (B) by a stockholder of the corporation who (1) was a stockholder of record at the time of the giving of the notice provided for in these Bylaws and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has complied with the notice procedures set forth in this Section 11(i). In addition to any other applicable requirements, for a nomination to be made by a stockholder, the stockholder must have given timely notice thereof in proper written form to the secretary of the corporation.

(a)           To comply with clause (B) of Section 11(i) of Article II of these Bylaws, a nomination to be made by a stockholder must set forth all information required under this Section 11(i) and must be received by the secretary of the corporation at the principal executive offices of the corporation at the time set forth in, and in accordance with, the final three sentences of Section 12(i)(a) of Article II of these Bylaws.

(b)           To be in proper written form, such stockholder’s notice to the secretary must set forth:

(i)            as to each person (a “nominee”) whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of the nominee, (B) the principal occupation or employment of the nominee, (C) the class and number of shares of the corporation that are held of record or are beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, (D) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of the nominee with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit of share price changes for, or to increase or decrease the voting power of the nominee, (E) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, (F) a written statement executed by the nominee acknowledging that as a director of the corporation, the nominee will owe a fiduciary duty under Delaware law with respect to the corporation and its stockholders, and (G) any other information relating to the nominee that would be required to be disclosed about such nominee if proxies were being solicited for the election of the nominee as a director, or that is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation the nominee’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and

(ii)           as to such stockholder giving notice, (A) the information required to be provided pursuant to clauses (2) through (5) of Section 12(i)(b) of Article II of these Bylaws, and the supplement referenced in the second sentence of Section 12(i)(b) of Article II of these Bylaws (except that the references to “business” in such clauses shall instead refer to nominations of directors for purposes of this paragraph), and (B) a statement whether either such stockholder or Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of a number of the corporation’s voting shares reasonably believed by such stockholder or Stockholder Associated Person to be necessary to elect such nominee(s) (such information provided and statements made as required by clauses (A) and (B) above, a “Nominee Solicitation Statement”).

(c)           At the request of the Board of Directors, any person nominated by a stockholder for election as a director must furnish to the secretary of the corporation (1) that information required to be set forth in the stockholder’s notice of nomination of such person as a director as of a date subsequent to the date on which the notice of such person’s nomination was given and (2) such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee; in the absence of the furnishing of such information if requested, such stockholder’s nomination shall not be considered in proper form pursuant to this Section 11(i).

(d)           Without exception, no person shall be eligible for election or re-election as a director of the corporation at an annual meeting of stockholders unless nominated in accordance with the provisions set forth in this Section 11(i).  In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.  The Chairman of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that a nomination was not made in accordance with the provisions prescribed by these Bylaws, and if the Chairman should so determine, he or she shall so declare at the annual meeting, and the defective nomination shall be disregarded.

(ii)   Advance Notice of Director Nominations for Special Meetings.

(a)           For a special meeting of stockholders at which directors are to be elected pursuant to Section 5 of Article II of these Bylaws, nominations of persons for election to the Board of Directors shall be made only (1) by or at the direction of the Board of Directors or (2) by any stockholder of the corporation who (A) is a stockholder of record at the time of the giving of the notice provided for in these Bylaws and on the record date for the determination of stockholders entitled to vote at the special meeting and (B) delivers a timely written notice of the nomination to the secretary of the corporation that includes the information set forth in Sections 11(i)(b) and (i)(c) of Article II of these Bylaws.  To be timely, such notice must be received by the secretary at the principal executive offices of the corporation not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which Public Announcement (as defined below) is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  A person shall not be eligible for election or re-election as a director at a special meeting unless the person is nominated (i) by or at the direction of the Board of Directors or (ii) by a stockholder in accordance with the notice procedures set forth in this Section 11(ii).  In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading.

(b)           The Chairman of the special meeting shall, if the facts warrant, determine and declare at the meeting that a nomination or business was not made in accordance with the procedures prescribed by these Bylaws, and if the Chairman should so determine, he or she shall so declare at the meeting, and the defective nomination or business shall be disregarded.

(iii)          Other Requirements and Rights.  In addition to the provisions of Sections 11 and 12 of Article II of these Bylaws, a stockholder must also comply with all applicable requirements of state law and of the 1934 Act and the rules and regulations thereunder with respect to the matters set forth in Sections 11 and 12 of Article II of these Bylaws, including, with respect to business such stockholder intends to bring before the annual meeting that involves a proposal that such stockholder requests to be included in the corporation’s proxy statement, the requirements of Rule 14a-8 (or any successor provision) under the 1934 Act. Nothing in Sections 11 and 12 of Article II of these Bylaws shall be deemed to affect any right of the corporation to omit a proposal from the corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the 1934 Act.

Section 12.                             ADVANCE NOTICE OF STOCKHOLDER BUSINESS.

(i)    At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, business must be brought: (A) pursuant to the corporation’s proxy materials with respect to such meeting, (B) by or at the direction of the Board of Directors, or (C) by a stockholder of the corporation who (1) is a stockholder of record at the time of the giving of the notice provided for in these Bylaws and on the record date for the determination of stockholders entitled to vote at the annual meeting and (2) has timely complied in proper written form with the notice procedures set forth in this Section 12(i).  In addition, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action pursuant to these Bylaws and applicable law.  For the avoidance of doubt, clause (C) above shall be the exclusive means for a stockholder to bring business before an annual meeting of stockholders.

(a)           To comply with clause (C) of Section 12(i) of Article II of these Bylaws, a stockholder’s notice must set forth all information required under this Section 12(i) and must be timely received by the secretary of the corporation.  To be timely, a stockholder’s notice must be received by the secretary at the principal executive offices of the corporation not later than the 45th day nor earlier than the 75th day before the one-year anniversary of the date on which the corporation first mailed its proxy materials or a notice of availability of proxy materials (whichever is earlier) for the preceding year’s annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the date of the previous year’s annual meeting, then, for notice by the stockholder to be timely, it must be so received by the secretary not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting, or (ii) the tenth day following the day on which Public Announcement (as defined below) of the date of such annual meeting is first made.  In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described in this Section 12(i)(a).  “Public Announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or any successor thereto (the “1934 Act”).

(b)           To be in proper written form, a stockholder’s notice to the secretary must set forth as to each matter of business the stockholder intends to bring before the annual meeting: (1) a brief description of the business intended to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business and any Stockholder Associated Person (as defined below), (3) the class and number of shares of the corporation that are held of record or are beneficially owned by the stockholder or any Stockholder Associated Person and any derivative positions held or beneficially held by the stockholder or any Stockholder Associated Person, (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, and a description of any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares), the effect or intent of which is to mitigate loss to, or to manage the risk or benefit from share price changes for, or to increase or decrease the voting power of, such stockholder or any Stockholder Associated Person with respect to any securities of the corporation, (5) any material interest of the stockholder or a Stockholder Associated Person in such business, and (6) a statement whether either such stockholder or any Stockholder Associated Person will deliver a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal (such information provided and statements made as required by clauses (1) through (6), a “Business Solicitation Statement”). In addition, to be in proper written form, a stockholder’s notice to the secretary must be supplemented not later than ten days following the record date to disclose the information contained in clauses (3) and (4) above as of the record date.  For purposes of this Section 12, a “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made or (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii).

(c)           Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in Section 12(i) of Article II of these Bylaws and, if applicable, Section 11(i) of Article II of these Bylaws.  In addition, business proposed to be brought by a stockholder may not be brought before the annual meeting if such stockholder or a Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The Chairman of the annual meeting shall, if the facts warrant, determine and declare at the annual meeting that business was not properly brought before the annual meeting and in accordance with the provisions of this Section 12(i), and, if the Chairman should so determine, he or she shall so declare at the annual meeting that any such business not properly brought before the annual meeting shall not be conducted.

Section 13.                             NO STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

Any action required or permitted to be taken by the stockholders of the corporation (if the corporation has more than one stockholder at such time) must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders.

ARTICLE III

DIRECTORS

Section 1.               NUMBER OF DIRECTORS; ELECTION, QUALIFICATION AND TERM OF DIRECTORS.

The number of directors of this corporation that shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors; provided, however, that no decrease in the number of directors shall have the effect of shortening the term of an incumbent director.  Except as provided in Section 2 of Article III of these Bylaws, directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting.  Directors need not be stockholders unless so required by the certificate of incorporation or these Bylaws.  The certificate of incorporation or these Bylaws may prescribe other qualifications for directors.  Each director, including a director elected to fill a vacancy, shall hold office until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

Section 2.               RESIGNATION AND VACANCIES.

Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation.  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next election of the class for which such directors were chosen and until their successors are duly elected and qualified or until earlier resignation or removal.  If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Section 3.               POWERS.

The business of the corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Section 4.               REMOVAL OF DIRECTORS.

Unless otherwise restricted by statute, the certificate of incorporation or these Bylaws, any director or the entire Board of Directors may be removed, but only for cause, by the holders of at least sixty-six and two-thirds percent (66 2/3%) of the shares then entitled to vote at an election of directors.

Section 5.               REDUCTION IN NUMBER OF DIRECTORS.

. No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of such director’s term of office.

MEETINGS OF THE BOARD OF DIRECTORS

Section 6.               PLACE OF MEETINGS.

The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 7.               REGULAR MEETINGS.

Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

Section 8.                                            SPECIAL MEETINGS; NOTICE.

Special meetings of the Board of Directors may be called by the Chairman of the Board or the chief executive officer on two (2) hours’ notice to each director by phone, fax or electronic mail; special meetings shall be called by the Chairman of the Board, the chief executive officer or secretary in like manner and on like notice upon the written request of a majority of the Board unless the Board consists of only one director, in which case special meetings shall be called by the Chairman of the Board, the chief executive officer or secretary in like manner and on like notice on the written request of the sole director.

Section 9.                                            QUORUM.

At all meetings of the Board of Directors, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation.  If a quorum shall not be present at any meeting of the Board of Directors, then a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 10.                                      BOARD ACTION BY WRITTEN CONSENT WITHOUT A MEETING.

Unless otherwise restricted by the certificate of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

Section 11.                                      MEETINGS BY TELEPHONE.

Unless otherwise restricted by the certificate of incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 12.                                      WAIVER OF NOTICE.

Whenever notice is required to be given under any provisions of the DGCL, the certificate of incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting solely for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these Bylaws.

COMMITTEES

Section 13.                                      COMMITTEES OF DIRECTORS.

The Board of Directors may, by resolution passed by a majority of the whole Board, designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the corporation.  The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

In the absence of disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 14.                                      COMMITTEE MINUTES.

Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

COMPENSATION OF DIRECTORS

Section 15.                                      Unless otherwise restricted by the certificate of incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director and may receive stock grants from the corporation.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

NOTICES

Section 1.                                            NOTICE OF STOCKHOLDERS’ OR BOARD OF DIRECTORS’ MEETINGS.

Whenever, under the provisions of the statutes or of the certificate of incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice (except as provided in Section 7 of Article III of these Bylaws), but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.

Section 2.                                            MANNER OF GIVING NOTICE; AFFIDAVIT OF NOTICE.

Without limiting the manner by which notice otherwise may be given effectively to stockholders pursuant to the DGCL, the certificate of incorporation or these Bylaws, any notice to stockholders given by the corporation under any provision of the DGCL, the certificate of incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given.  Any such consent shall be revocable by the stockholder by written notice to the corporation.  Any such consent shall be deemed revoked if:

(a)                                  the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent; and

(b)                                 such inability becomes known to the Secretary or an Assistant Secretary of the corporation or to the transfer agent, or other person responsible for the giving of notice.

However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(a)                                  if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(b)                                 if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice;

(c)                                  if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and

(d)                                 if by any other form of electronic transmission, when directed to the stockholder.

An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

An “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Notice by a form of electronic transmission shall not apply to Sections 164,  296,  311, 312  or Section 324 of the DGCL.

Section 3.                                            WAIVER OF NOTICE.

Whenever any notice is required to be given under the provisions of the DGCL, the certificate of incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the certificate of incorporation or these Bylaws.

ARTICLE V

OFFICERS

Section 1.                                            OFFICERS.

The officers of the corporation shall be chosen by the Board of Directors and shall, at a minimum, include a chief executive officer, a president, a chief financial officer and a secretary.  The Board of Directors may elect from among its members a Chairman of the Board.  The Board of Directors may also choose one or more vice-presidents, assistant secretaries and assistant treasurers.  Any number of offices may be held by the same person, unless the certificate of incorporation or these Bylaws otherwise provide.

Section 2.                                            ANNUAL APPOINTMENT OF OFFICERS.

The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a chief executive officer, a president, a chief financial officer, and a secretary and may choose vice presidents.

Section 3.                                            APPOINTMENT OF ADDITIONAL OFFICERS.

The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

Section 4.                                            OFFICERS’ SALARIES.

The salaries of all officers of the corporation shall be fixed by the Board of Directors or any committee established by the Board of Directors for such purpose.  The salaries of agents of the corporation shall, unless fixed by the Board of Directors, be fixed by the chief executive officer, the president or any vice-president of the corporation.

Section 5.                                            TERM OF OFFICERS.

The officers of the corporation shall hold office until their successors are chosen and qualify.  Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors.  Any vacancy occurring in any office of the corporation shall be filled by the Board of Directors.

Section 6.                                            REPRESENTATION OF SHARES OF OTHER COMPORATIONS.

Unless otherwise directed by the Board of Directors, the President or any other person authorized by the Board of Directors or the President is authorized to vote, represent and exercise on behalf of the corporation all rights incident to any and all shares of any other corporation or corporations standing in the name of the corporation.  The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

THE CHAIRMAN OF THE BOARD

Section 7.                                            THE CHAIRMAN.

The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and of the stockholders at which he/she shall be present.  He/she shall have and may exercise such powers as are, from time to time, assigned to him/her by the Board and as may be provided by law.

Section 8.                                            THE CHIEF EXECUTIVE OFFICER.

In the absence of the Chairman of the Board, the chief executive officer shall preside at all meetings of the Board of Directors and of the stockholders at which he shall be present.  He shall have and may exercise such powers as are, from time to time, assigned to him by the Board and as may be provided by law.

THE CHIEF EXECUTIVE OFFICER, PRESIDENT AND SENIOR VICE-PRESIDENTS

Section 9.                                            POWERS OF THE CHIEF EXECUTIVE OFFICER

The chief executive officer of the corporation shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.  In the absence of the Chairman of the Board, the chief executive officer shall preside at all meetings of the stockholders and the Board of Directors.

Section 10.                                      POWERS OF OFFICERS

The chief executive officer, president or any senior vice president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

Section 11.                                      POWERS OF THE PRESIDENT

In the absence of the chief executive officer or in the event of his inability or refusal to act, the president, if any, shall perform the duties of the chief executive officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chief executive officer.  The president shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 12.                                      POWERS OF SENIOR VICE PRESIDENTS

In the absence of the chief executive officer and president or in the event of their inability or refusal to act, a senior vice-president, if any, (in the event there be more than one senior vice-president, the senior the vice-president in the order designated by the directors shall perform the duties of the chief executive officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the chief executive officer.  The vice-presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE SECRETARY AND ASSISTANT SECRETARY

Section 13.                                      THE SECRETARY

The secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required.  He/she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or chief executive officer, under whose supervision he/she shall be.  He/she shall have custody of the corporate seal of the corporation and he/she, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

Section 14.                                      THE ASSISTANT SECRETARY

The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

THE CHIEF FINANCIAL OFFICER

Section 15.                                      THE CHIEF FINANCIAL OFFICER

The chief financial officer shall be the chief financial officer of the corporation, shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors.

Section 16.                                      POWERS OF THE CHIEF FINANCIAL OFFICER

He/she shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Chief Financial Officer and of the financial condition of the corporation.

Section 17.                                      PROVISION OF BOND BY CHIEF FINANCIAL OFFICER

If required by the Board of Directors, he/she shall give the corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his/her office and for the restoration to the corporation, in case of his/her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his/her control belonging to the corporation.

Section 18.                                      THE TREASURER

The treasurer or an assistant treasurer, in the order determined by the Board of Directors (or if there be no such determination, then in the order of their election) shall, in the absence of the chief financial officer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the chief financial officer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VI

CERTIFICATE OF STOCK

Section 1.                                            Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman of the Board of Directors, or the chief executive officer or the president and the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him/her in the corporation.

Certificates may be issued for partly paid shares and in such case upon the face or back of the certificates issued to represent any such partly paid shares, the total amount of the consideration to be paid therefor, and the amount paid thereon shall be specified.

If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Any of or all the signatures on the certificate may be facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he/she were such officer, transfer agent or registrar at the date of issue.

LOST CERTIFICATES

Section 2.                                            The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his/her legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

TRANSFER OF STOCK

Section 3.                                            Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

FIXING RECORD DATE

Section 4.                                            In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

If the Board of Directors does not fix a record date in accordance with these Bylaws and applicable law:

(i)The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

(ii)The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

REGISTERED STOCKHOLDERS

Section 5.                                            The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

GENERAL PROVISIONS

DIVIDENDS

Section 1.                                            Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Section 2.                                            Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purposes as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

CHECKS

Section 3.                                            All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

FISCAL YEAR

Section 4.                                            The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

SEAL

Section 5.                                            The Board of Directors may adopt a corporate seal having inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware.”  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

INDEMNIFICATION

Section 6.                                            The corporation shall, to the fullest extent authorized under the laws of the State of Delaware, as those laws may be amended and supplemented from time to time, indemnify any director made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of being a director of the corporation or a predecessor corporation or, at the corporation’s request, a director or officer of another corporation, provided, however, that the corporation shall indemnify any such agent in connection with a proceeding initiated by such agent only if such proceeding was authorized by the Board of Directors of the corporation.  The indemnification provided for in this Section 6 shall: (i) not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) continue as to a person who has ceased to be a director, and (iii) inure to the benefit of the heirs, executors and administrators of such a person.  The corporation’s obligation to provide indemnification under this Section 6 shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the corporation or any other person.

Expenses incurred by a director of the corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that he is or was a director of the corporation (or was serving at the corporation’s request as a director or officer of another corporation) shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized by relevant sections of the DGCL.  Notwithstanding the foregoing, the corporation shall not be required to advance such expenses to an agent who is a party to an action, suit or proceeding brought by the corporation and approved by a majority of the Board of Directors of the corporation which alleges willful misappropriation of corporate assets by such agent, disclosure of confidential information in violation of such agent’s fiduciary or contractual obligations to the corporation or any other willful and deliberate breach in bad faith of such agent’s duty to the corporation or its stockholders.

The foregoing provisions of this Section 6 shall be deemed to be a contract between the corporation and each director who serves in such capacity at any time while this bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

The Board of Directors in its discretion shall have power on behalf of the corporation to indemnify any person, other than a director, made a party to any action, suit or proceeding by reason of the fact that he, his testator or intestate, is or was an officer or employee of the corporation.

To assure indemnification under this Section 6 of all directors, officers and employees who are determined by the corporation or otherwise to be or to have been “fiduciaries” of any employee benefit plan of the corporation which may exist from time to time, Section 145 of the DGCL shall, for the purposes of this Section 6, be interpreted as follows: an “other enterprise” shall be deemed to include such an employee benefit plan, including without limitation, any plan of the corporation which is governed by the Act of Congress entitled “Employee Retirement Income Security Act of 1974,” as amended from time to time; the corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; and excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed “fines.”

ARTICLE VIII

AMENDMENTS

Section 1.                                            These Bylaws may be altered, amended or repealed or new bylaws may be adopted by the affirmative vote of holders of at least 66-2/3% of the outstanding voting stock of the corporation.  These Bylaws may also be altered, amended or repealed, or new Bylaws may be adopted by the Board of Directors, when such power is conferred upon the Board of Directors by the certificate of incorporation.  The foregoing may occur at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting.  If the power to adopt, amend or repeal Bylaws is conferred upon the Board of Directors by the certificate of incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws.